As filed with the Securities and Exchange Commission on July 17, 2013

Registration No. 333-189538

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT

OF 1933

Sorrento Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0344842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6042 Cornerstone Ct. West, Suite B San Diego, California 92121 (858) 210-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Henry Ji Chief Executive Officer

Sorrento Therapeutics, Inc. 6042 Cornerstone Ct. West, Suite B San Diego, California 92121 (858) 210-3700

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey J. Fessler, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006 Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-189538) of Sorrento Therapeutics, Inc. is being filed solely to file the Opinion of Sichenzia Ross Friedman Ference LLP as to the legality of the securities being registered as Exhibit 5.1 to the Registration Statement. Accordingly this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 5.1, and the signature page. The Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

a)	Exhibits.

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009)

3.2**	Restated Certificate of Incorporation

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.3*	Form of Warrant Agreement (including Warrant Certificate)

4.4*	Form of Unit Agreement (including Unit Certificate)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

23.2**	Consent of Mayer Hoffman McCann P.C.

24.1**	Power of Attorney (included on signature pages to the registration statement)

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 17th day of July 2013.

SORRENTO THERAPEUTICS INC.

By:	/s/ Henry Ji
Henry Ji
Director, Chief Executive Officer and President

Signature	Title	Date

/s/ HENRY JI Henry Ji	Director, Chief Executive Officer and President (Principal Executive Officer)	July 17, 2013

* Richard G. Vincent	Director, Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2013

* David Webb	Director	July 17, 2013

* Ernst-Gunter Afting	Director	July 17, 2013

* Cam Gallagher	Director	July 17, 2013

* Kim D. Janda	Director	July 17, 2013

* M. Scott Salka	Director	July 17, 2013

*By:	/s/ Henry Ji
Henry Ji
Attorney-in-Fact

II-2